UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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The Walt Disney Company
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On March 20, 2024, The Walt Disney Company (“Disney”) updated its website www.VoteDisney.com, which contains information relating to Disney’s 2024 Annual Meeting of Shareholders. A copy of the updated website content (other than that previously filed) can be found below:

HOW TO VOTE OUR BOARD REASONS TO VOTE EXPERT ANALYSIS NEWS & MEDIA CONTACTS The Walt Disney Company Press Releases March 2024 ‘Taylor Swift The Eras Tour (Taylor’s Version)’ Debuts as the No. l Music Film Ever on Disney+ March 2024 Glass Lewis Recommends That Disney Shareholders Vote the White Proxy Card “For” Only Disney’s Director Nominees February 2024 Fantasy Springs at Tokyo DisneySea Brings the Worlds of ‘Tangled,’ ‘Peter Pan’ and ‘Frozen’ to Life February 2024 Bob Iger, CEO Of The Walt Disney Company, To Participate In The Morgan Stanley Technology, Media & Telecom Conference February 2024 The Walt Disney Company Announces the 10th Year of the Disney Accelerator Program and its 2024 Participant Companies February 2024 Disney Board Of Directors Sends Letter To Shareholders Highlighting Clear Progress Made And Promises Kept As It Executes Strategic Transformation

HOW TO VOTE OUR BOARD REASONS TO VOTE EXPERT ANALYSIS NEWS & MEDIA CONTACTS The Walt Disney Company  ‘Taylor Swift I The Eras Tour (Taylor’s Version)’ Debuts as the No. 1 Music Film Ever on Disney+ The 3.5 Hour Concert Film Garnered 4.6 Million Views and l6.2 Million Hours on Disney+ in its Opening Weekend Taylor Swift The Eras Tour (Taylor’s Version) continues its record-breaking streak with 4,6 million views* on Disney+ in 3 days, making it the No. 1 music film ever on the platform. Taylor Swift fans took to Disney+ to watch 16.2 million hours of the blockbuster 3.5-hour concert film this weekend. Disney+ is the only place to watch the show in its entirety for the first time - complete with songs only seen before at live concerts. Taylor Swift fans were able to see the performances of new songs such as cardigan as well as four additional acoustic songs: Maroon, Death by a Thousand Cuts, You Are in love, and I Can See You

#1 MUSIC FILM EVER ON DISNEY+ TAYLOR SWIFT THE ERAS TOUR (TAYLOR’S VERSION) From the 14• time GRAMMY®-winning artist, “Taylor Swift The Eras Tour” grossed a record•breaking nearly $262 million worldwide at the global box office and is another example of Disney+ being home to major events. Elton John: Farewell from Dodger Stadium, Black Is King: A Film by Beyonce, and The Beatlees: Get Back are all currently streaming on Disney+. Not to mention, Swift’s own, folklore: the long pond studio sessions. To commemorate the premiere of Taylor Swift The Eras Tour (Taylor ‘s Version), Disney+ had a Taylor Swift takeover on the film’s debut day with the service’s homepage featuring sets of titles inspired by each of Swift’s eras.

INCLUDES “CARDIGAN” & FOUR ADDITIONAL ACOUSTIC SONGS TAYLOR SWIFT THE ERAS TOUR (TAYLOR’S VERSION) Now Streaming Disney+ Taylor Swift The Eras Tour (Taylor ‘s Version) is now streaming on Disney+. * A view is defined as total stream time divided by runtime. HOW TO VOTE OUR BOARD COMPANY NEWS The Walt Disney Company EXPERT ANALYSIS CONTACTS LEGAL NOTICES

HOW TO VOTE | OUR BOARD | REASONS TO VOTE | The Walt Disney Company | EXPERT ANALYSIS | NEWS & MEDIA | CONTACTS

Press Releases

March 2024

Details Revealed for D23: The Ultimate Disney Fan Event



March 2024

'Taylor Swift | The Eras Tour (Taylor's Version)' Debuts as the No. 1 Music Film Ever on Disney+

March 2024

ESPN and the College Football Playoff Extend Exclusive Media Rights Agreement Through 2031-32 Season



March 2024

Glass Lewis Recommends That Disney Shareholders Vote the White Proxy Card "For" Only Disney's Director Nominees


Disney
accelerator

February 2024

The Walt Disney Company Announces the 10th Year of the Disney Accelerator Program and its 2024 Participant Companies



February 2024

Bob Iger, CEO Of The Walt Disney Company, To Participate In The Morgan Stanley Technology, Media & Telecom Conference



February 2024

Fantasy Springs at Tokyo DisneySea Brings the Worlds of 'Tangled,' 'Peter Pan' and 'Frozen' to Life



February 2024

Disney Board Of Directors Sends Letter To Shareholders Highlighting Clear Progress Made And Promises Kept As It Executes Strategic Transformation



February 2024

Disney Board of Directors Sends Letter to Shareholders, Emphasizes Strong Results and Commitment to Driving Long-Term Shareholder Value

1 2 3 4 ›

HOW TO VOTE

Details Revealed for D23: The Ultimate Disney Fan Event


THREE DAYS OF DISNEY FAN FUN
FRIDAY AUGUST 9
All Day at the Anaheim Convention Center
Panels & Presentations
Shopping & Merchandise Exclusives
Immersive Experiences
Evening Show at the Honda Center
DISNEY ENTERTAINMENT SHOWCASE
SATURDAY AUGUST 10
All Day at the Anaheim Convention Center
Panels & Presentations
Shopping & Merchandise Exclusives
Immersive Experiences
Evening Show at the Honda Center
DISNEY EXPERIENCES SHOWCASE
SUNDAY AUGUST 11
All Day at the Anaheim Convention Center
Panels & Presentations
Shopping & Merchandise Exclusives
Immersive Experiences
Evening Show at the Honda Center
Disney LEGENDS
DISNEY LEGENDS CEREMONY
D23
2024
D23.COM

Storytelling and innovation from across The Walt Disney Company to be front and center at this can't-miss event

Highlights of what's new

- D23 Day at Disneyland Resort on Thursday, August 8
- Three nights of marquee showcases at the Honda Center: **Disney Entertainment Showcase**: Friday, August 9 at 7 P.M., **Disney Experiences Showcase**: Saturday, August 10 at 7 P.M., and **Disney Legends Ceremony**: Sunday, August 11 at 5 P.M.
- The largest, most expansive show floor in D23 history at the Anaheim Convention Center
- Expanded shopping experience
- D23 Day at Angel Stadium on Sunday, August 4
- D23 FAN-tastic Prizes Sweepstakes – the biggest company-wide sweepstakes in Disney history

Disney fans around the world will once again gather in Anaheim, California, on August 9, 10, and 11, 2024, for D23: The Ultimate Disney Fan Event presented by Visa, a one-of-a-kind experience showcasing the very best in creative storytelling and innovation from across The Walt Disney Company. This year, D23 has been revamped to be more expansive and more immersive than ever before, offering fans access to more of what they love from across the worlds of Disney at an amazing value. With returning fan favorites and new surprises, this extraordinary event will feature three days of marquee showcases and presentations, an expanded show floor with the latest from Disney brands and partners, increased shopping opportunities, and a week-long celebration of Disney fandom leading up to the event. Today, Disney shared a sneak peek at programming, logistics, ticketing, and D23 Member benefits in anticipation for D23: The Ultimate Disney Fan Event. D23 also debuted the key art for the event featuring Sorcerer Mickey, a nod to the very first event in 2009.

"This August at D23: The Ultimate Disney Fan Event, we're excited to give tens of thousands of our biggest fans an experience like no other," said Asad Ayaz, Chief Brand Officer, The Walt Disney Company. "Disney has the most powerful brands and passionate fans in the world, and we're taking D23 to a whole new level this year to give them more of what they love from across the worlds of Disney in one incredible weekend."

Event Programming

Honda Center


SEATING
Section 400
Section 200
Section 100
FLOOR
STAGE
HONDA CENTER
SEATING
D23 ULTIMATE FAN PASS
D23 ULTIMATE PREFERRED FAN PASS
D23
2024
D23.COM

This year D23 is introducing a new venue for some of the programming, allowing bigger shows with more magic to the biggest audience of Disney fans in the world. For the first time ever, the Honda Center will be home to three nights of marquee showcases. Friday night will begin with the star-studded **Disney Entertainment Showcase**, featuring exclusive looks at the movies, series, and stage shows fans love and a glimpse of what's next. Saturday night will showcase **Disney Experiences**, featuring the latest on new and highly anticipated projects in development around the world for Disney parks, experiences, and beyond. The weekend will conclude Sunday evening with a special ceremony to celebrate the 2024 class of **Disney Legends**, hosted by Ryan Seacrest. This year, the Walt Disney Archives is honoring Colleen Atwood, Angela Bassett, Martha Blanding, James L. Brooks, James Cameron, Jamie Lee Curtis, Miley Cyrus, Steve Ditko, Harrison Ford, Mark Henn, Frank Oz, Kelly Ripa, Joe Rohde, and John Williams.

D23 Day at Disneyland Resort D23DAY AT Disneyland RESORT Before the magic of Disney comes to life during D23: The Ultimate Disney Fan Event, guests can kick off the weekend’s festivities at the first-ever D23 Day at the Disneyland Resort on Thursday, August 8. Disneyland Resort will welcome D23 fans from rope drop to late night featuring unique offerings for fans including a custom cavalcade and an energetic dance party at Disneyland Park, special photo opportunities, and more at both parks. Disney Junior will also join the festivities and host a music-filled celebration at Disney California Adventure Park. Learn more at https://d23.com/d23-event/d23-day-at-disneyland/.

Show Floor Walt Disney ARCHIVES PRESENTS A GREAT BIG BEAUTIFUL CAR SHOW The Anaheim Convention Center will once again showcase the best of Disney storytelling and innovation with an immersive and expanded show floor full of great experiences and activities for all ages. Fan-favorites will return including pavilions from Pixar, Walt Disney Animation Studios, Disney+, Marvel Studios, Disney Experiences, Lucasfilm, and a first-of-its-kind exhibition from the Walt Disney Archives entitled “A Great Big Beautiful Car Show.” Fans can take advantage of great shopping opportunities including a dedicated space to shop and experience limited-edition merchandise and collectibles. Other fan-favorite shopping destinations will return including Mickey’s of Glendale, The Hollywood Studio Store, and The Emporium. Plus, The Walt Disney Company Store will make its debut and feature exclusive D23: The Ultimate Disney Fan Event branded products. Guests will also have the opportunity to attend specially curated shows, panels, and presentations, along with conversations with storytellers, creators, and talent. These presentations will feature distinctly Disney content that will entertain fans of all generations on five different stages at the Anaheim Convention Center.

D23 Day at Angel Stadium


D23
DAY
AUGUST 4TH, 2024 | ANGEL STADIUM
D23 | THE OFFICIAL Disney FAN CLUB

The first ever D23 Day at Angel Stadium will take place on Sunday, August 4, as the stadium comes to life with D23 fun. The first 23,000 fans through the gate will receive a commemorative and one-of-a-kind D23 Mickey Mouse bobblehead.

The Ultimate Disney Sweepstakes: Fantastic Prizes

Fans can also enter an unparalleled sweepstakes, one of the most expansive in Disney history. D23: The Ultimate Disney Sweepstakes – FANtastic Prizes is a spectacular lineup of exclusive prizes and engaging experiences that only Disney can deliver! One of the spectacular prizes includes a sailing on the seven-night maiden voyage of the newest Disney Cruise Line ship, the Disney Treasure.

Ticketing Information

TICKETS AT-A-GLANCE

	Panels and Presentations	Shopping	Immersive Experiences	Disney Entertainment Showcase	Disney Experiences Showcase	Disney Legends Ceremony	Preferred Floor Seating
D23 Ultimate Preferred Fan Pass	●	●	●	●	●	●	●
D23 Ultimate Fan Pass 3-DAY	●	●	●	●	●	●	
D23 Fan Pass 3-DAY	●	●	●				
D23 Ultimate Fan Pass FRIDAY	●	●	●	●			
D23 Fan Pass FRIDAY	●	●	●				
D23 Ultimate Fan Pass SATURDAY	●	●	●		●		
D23 Fan Pass SATURDAY	●	●	●				
D23 Ultimate Fan Pass SUNDAY	●	●	●			●	
D23 Fan Pass SUNDAY	●	●	●				

D23 2024 · D23.COM

To allow for fans to have as much flexibility and choice when it comes to accessing the multiple opportunities at multiple venues throughout the weekend, D23 is offering several ticketing options that allow fans to build the itinerary that works best for them at a great value:

● D23 Ultimate Fan Pass 3-Day Ticket includes a 3-day assigned seat for evening shows at the Honda Center and 3-day access to all experiences at the Anaheim Convention Center—starting at $297/ticket. ● D23 Ultimate Fan Pass 1-Day Ticket includes a reserved seat for that date’s evening show at the Honda Center and same-day access to all experiences at the Anaheim Convention Center—starting at $99/ticket. ● D23 Preferred Ultimate Fan Pass 3-Day Ticket, exclusive to D23 Gold Members, includes a 3-day floor seat for evening shows at the Honda Center (same seat each night), and 3-day access to all experiences at the Anaheim Convention Center—starting at $999/ticket. ● D23 Fan Pass provides access to the Anaheim Convention Center only: ◦ 1-Day Pass ● Gold Members: $79/ticket ● General Members: $89/ticket ◦ 3-Day Pass ● Gold Members: $209/ticket ● General Members: $259/ticket  D23 Gold Members will have first access to a number of 1-day and 3-day tickets for a limited time beginning March 26, 2024, at 12 p.m. PT. D23 Gold and General Members who are also Visa cardholders—and who pay with their Visa card—will have pre-sale access to a number of 1-day and 3-day tickets, for a limited time and while supplies last, beginning March 27, 2024, at 12 p.m. PT. Tickets for all D23 Gold and General Members will go on sale beginning March 28, 2024, at 12 p.m. PT. Attendees must be a D23 Member to purchase tickets. Fans can join as a complimentary General Member or upgrade to Gold Membership at JoinD23.com. D23 Gold Member Benefits In addition to an exclusive pre-sale window and discounted tickets, D23 Gold Members will also have access to additional benefits, discounts, and offers from various groups across the show floor and throughout Downtown Disney District. D23 Charter Members who joined D23 in 2009 will have exclusive access to a private lounge off the show floor. And, for the first time ever, D23 Gold Members attending the event will receive a commemorative and collectible pin. Transportation Fans will have access to several transportation options to maximize their time at the different venues. Complimentary round-trip shuttle service will be available between the Anaheim Convention Center and the Honda Center before and after the evening shows. Parking at the Anaheim Convention Center will also be available as it has been in previous years on a first come, first served basis. Additional transportation and parking details will be provided closer to the event. About D23: The Ultimate Disney Fan Event Presented by Visa D23: The Ultimate Disney Fan Event presented by Visa is a one-of-a-kind, multi-day fan experience showcasing the very best in creative storytelling and innovation from across the worlds of Disney. D23 in 2024 has been reimagined to be more expansive and more immersive than ever before, with three packed days of showcases with stars and storytellers, sneak peeks and behind-the-scenes moments, thrilling performances, shopping, surprises, and more. For the latest news on D23: The Ultimate Disney Fan Event, visit ultimatefanevent.d23.com. Presentations, talent, and schedules are subject to change. Join the D23 conversation online by following DisneyD23 on X (Twitter), Facebook, Instagram, TikTok, and YouTube, and use the hashtag #D23. About D23 The name “D23” pays homage to the exciting journey that began in 1923 when Walt Disney opened his first studio in Hollywood. D23 is the first official club for fans in Disney’s over 100-year history. It gives its members a greater connection to the entire world of Disney by placing them in the middle of the magic year-round through special experiences; member-exclusive offers and discounts; its quarterly publication, Disney twenty-three; the D23 Inside Disney podcast; and the latest news and stories on D23.com. Fans can join D23 at Gold Membership ($99.99/year), Gold Duo Membership ($129.99/year), and General Membership (complimentary) levels at D23.com. To keep up with all the latest D23 news and events, follow DisneyD23 on X (Twitter), Facebook, Instagram, TikTok, and YouTube.

About The Ultimate Disney Sweepstakes: Fantastic Prizes Starting July 8, fans can enter for a chance to win this and even more FANtastic prizes! NO PURCHASE NECESSARY TO ENTER OR WIN. Open only to legal residents of the 50 U.S./D.C., 18+, who are current D23 Members (D23 General Plan is free). Void where prohibited. Begins 7/8/24 and ends 8/11/24. For Official Rules including prize and odds, visit fantasticprizes.d23.com. For images, logos, and press releases, please visit D23.com/Press. AUGUST 9, 10, 11 ● 2024 ● ANAHEIM, CA D23 THE ULTIMATE Disney FAN EVENT PRESENTED BY VISA D23.COM Disney PIXAR MARVEL STAR WARS NATIONAL GEOGRAPHIC HOW TO VOTE OUR BOARD COMPANY NEWS The Walt Disney Company EXPERT ANALYSIS CONTACTS LEGAL NOTICES

HOW TO VOTE ESPN and the College Football Playoff Extend Exclusive Media Rights Agreement Through 2031-32 Season ESPN and the College Football Playoff (CFP) have reached a pair of media agreements that ensures ESPN will continue as the exclusive, worldwide rightsholder to college football’s premier postseason event through the 2031-32 season. The exclusive home of the CFP since its inception in 2015, ESPN will expand its current package for the final two years (through the 2025-26 season), adding all four of the new First Round games each year to ESPN’s existing New Year’s Six (now Quarterfinals and Semifinals) and the CFP National Championship rights in the new 12-team playoff that will launch this Fall. In addition, ESPN has secured a new, six-year agreement – beginning in the 2026-27 season – for the entire CFP, which includes exclusive rights to all rounds of the expanded playoff – first round, quarterfinal, semifinal and National Championship, as well as continued exclusive rights to all ancillary programming connected to the playoff, such as the CFP Selection Show, weekly Top 25 Rankings Shows and more. In both the amended two-year agreement and new six-year extension, the CFP provides ESPN with the right to sublicense a select number of games. “ESPN has worked very closely with the College Football Playoff over the past decade to build one of the most prominent events in American sports. We look forward to enhancing our valued relationship over the next two years, and then continuing it for six more as we embark on this new, expanded playoff era,” said ESPN Chairman Jimmy Pitaro. “This agreement further solidifies ESPN as the home of college football, as well as the destination for the vast majority of major college championships for the next eight years.” “We are delighted to continue our long-standing relationship with ESPN,” said CFP Executive Director Bill Hancock. “It’s a significant day for the CFP and for the future of college football. The depth of coverage that ESPN gives to the sport throughout the season is second to none. There is no better platform to showcase this iconic championship as we move into the new 12-team format because ESPN’s people love college football every bit as much as we all do.” Beginning in the 2026-27 season, ESPN will broadcast the CFP National Championship on ABC in addition to offering its signature MegaCast presentation across ESPN platforms. In all, the new agreement includes expansive rights to simulcast or MegaCast CFP games across all Walt Disney Company platforms, including TWDC Direct-to-Consumer offerings. The new, six-year agreement also provides expanded sales and sponsorship opportunities that will cement Disney Advertising as the exclusive seller of the College Football Playoff Official Partner Program and broaden Disney Advertising’s ability to connect more brands to the fandom and reach of the College Football Playoff. “This new agreement solidifies the broadcast future of the College Football Playoff for many years to come,” said Chairman of the CFP Board of Managers and Mississippi State University President Dr. Mark Keenum. “ESPN has been a key piece of the overwhelming success of the playoff during these first ten years. The addition of ABC to this expanded relationship is just the next step in the continued growth of one of the top sporting events of the year.”

COLLEGE FOOTBALL PLAYOFF | ESPN The CFP has contributed to the most-watched days in ESPN’s nearly 45-year history, led by the first CFP semifinals in 2015 boosting ESPN to 11.6 million average viewers for New Year’s Day. The CFP semifinals in 2018, 2022 and 2024 anchored ESPN in rounding out the top four complete-day audiences in network history. College football on ESPN accounts for the top 15 and more than 50 of the top 100 most-watched cable programs on record (since 1987), with eight of the top 10 directly from CFP semifinals or national title games. In 2023-24, ESPN’s expansive coverage of the CFP delivered a record year. The three-game CFP scored its most-watched matchups in six years (since Year 4) and was third best of the CFP era with 23.6 million viewers and 15% year-over-year audience growth across the trio of games. The CFP National Championship and New Year’s Six averaged 15.1 million viewers, the best audience in five years and fifth highest in the past decade of the CFP. The agreement with the CFP marks ESPN’s second significant college sports media rights extension in 2024, following the eight-year deal with the NCAA in January that encompasses exclusive rights to 40 NCAA championship events. ESPN now boasts the exclusive domestic rights to every major college championship outside of men’s basketball and international rights to all major college championships. HOW TO VOTE OUR BOARD COMPANY NEWS The Walt Disney Company EXPERT ANALYSIS CONTACTS LEGAL NOTICES

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find it
Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors.

Participants
Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.